UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017

Oncobiologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 2, 2017, Oncobiologics, Inc. (the “Company”) received written notification from Nasdaq indicating that the Company was not in compliance with the rules for continued listing set as set forth in Nasdaq Marketplace Rule 5620(a), because the Company has not yet held an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Market.

Under Nasdaq rules, the Company will have 45 calendar days from the date of the notification to submit a plan to regain compliance, and if Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from fiscal year end, or until March 29, 2018 to regain compliance. If Nasdaq does not accept the Company’s plan, the Company may, at that time, request a hearing to remain on the Nasdaq Global Market, which request will ordinarily suspend such delisting determination until a decision by Nasdaq subsequent to the hearing.

On September 29, 2017, the Company filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission for an Annual Meeting of Stockholders to be held on October 26, 2017 (the “Meeting”) to vote on the proposals described therein. While there can be no assurance that the Company will be successful in regaining compliance with the continued listing requirements and maintaining its listing of the Company’s common stock on the Nasdaq Global Market, the Company expects that upon completion of the Meeting, it will be in compliance with Nasdaq Marketplace Rule 5620(a).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncobiologics, Inc.

Date: October 6, 2017	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer